UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2012

WORLD HEALTH ENERGY HOLDINGS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29462	59-276023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 S Flagler Dr., Suite 800 West Palm Beach FL	33401
(Address of Principal Executive Office)	(Zip Code)

(212) 444-1019

(Issuer’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

Effective November 23, 2012 Jason Lurie was appointed as the Company’s Chief Financial Officer. Mr. Lurie will be replacing WHEN interim CFO Liran Kosman. The terms and conditions of his appointment may be amended at any time prior to the termination of this agreement. As Chief Financial Officer Mr. Lurie will be paid a monthly salary and will be eligible for annual variable compensation.

Mr. Lurie holds a BA in Economics from The University of Michigan. He has gained experience in many different fields including accounting, legal, claims, and sales at various insurance companies in the past including Fortune 100 company The Liberty Mutual Group. In 2004 Mr. Lurie co-founded a digital document-imaging company and served as the Vice President of Finance for two years. He served for two years in the Israeli Defense Forces as a sharp shooter in the Combat Engineers Corps.

Section 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 World Health Energy Holdings, Inc. press release, issued November 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Health Energy Holdings, Inc. (Registrant)

Date: November 23, 2012	By:	/s/ David Lieberman
	Name:	David Lieberman, CEO